Exhibit 99.1

949 South Coast Drive, Third Floor

Costa Mesa, CA 92626

FOR IMMEDIATE RELEASE	Member FDIC

For more information contact	Equal Housing Lender
Nancy Gray, SEVP & CFO, 714-438-2500	Barbara Palermo, EVP & IR, 714-438-2500

Pacific Mercantile Bancorp Formalizes Regulatory Agreements

COSTA MESA, Calif., September 7, 2010 (Globenewswire) — Pacific Mercantile Bancorp (NASDAQ: PMBC) today reported that the Company and its wholly-owned banking subsidiary, Pacific Mercantile Bank (the “Bank”), have entered into a Written Agreement with the Federal Reserve Bank of San Francisco (the “FRB”), effective as of August 31, 2010. On that same date the board of directors of the Bank consented to the issuance of a Final Order by the California Department of Financial Institutions (the “DFI”).

The Agreement with the FRB (the “FRB Agreement”) and the Order issued by the DFI (the “DFI Order”) require us to adopt and implement formal plans, as well as to continue to implement other measures that we previously adopted, to address the adverse consequences that the economic recession has had on the quality of our loan portfolio and our operating results, and to increase our capital to strengthen our ability to weather any further adverse conditions that could arise if the hoped-for improvement in the economy does not materialize.

The FRB Agreement and DFI Order contain substantially similar provisions. Among other things, they require the Boards of Directors of the Company and the Bank to prepare and submit written plans to the FRB and the DFI that address: (i) strengthening board oversight of the management and the operations of the Bank; (ii) improving the Bank’s position with respect to its problem assets; (iii) maintaining adequate reserves for loan and lease losses in accordance with applicable supervisory guidelines; and (iv) strengthening the capital positions of the Bank and the Company. The Bank also may not pay dividends to the Company without the prior approval of the FRB and the DFI and, without the approval of the FRB, the Company may not declare or pay cash dividends, repurchase any of its shares, make payments on its trust preferred securities or incur or guarantee any debt.

Under the Agreement, the Company also must submit, to the FRB, a capital plan for both the Company and the Bank that will meet with the FRB’s approval and then implement that plan. Under the Order, the Bank is required to achieve a ratio of its adjusted tangible shareholders’ equity to its tangible assets of 9.0% by January 31, 2011 by raising additional capital, generating earnings or reducing the Bank’s tangible assets, or a combination thereof.

“The Company and the Bank have already made progress with respect to several of these requirements and both the Board of Directors and management are committed to achieving all of the requirements on a timely basis” stated Raymond E. Dellerba, the President and Chief Executive Officer of the Company and the Bank.

Moreover, the Bank’s financial condition remains strong. The Bank continues to have substantial liquidity, which totaled $313 million, or 27% of total assets, at June 30, 2010, including $217 million of cash and cash equivalents and $74 million of securities available for sale.

In addition, the ratio of the Bank’s total capital-to-risk weighted assets, which is the principal federal regulatory measure of the financial strength of banking institutions, was 10.6% at June 30, 2010. As a result, the Bank continued to be classified, under federal bank regulatory guidelines and federally established prompt corrective action regulations, as a “well-capitalized” banking institution, which is the highest of the capital standards established by federal banking regulatory authorities.

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Nonetheless, we still recognize the importance of and have begun developing plans to increase our equity capital, not only to satisfy the DFI requirement in its Order, but also to strengthen the Bank’s ability to weather potentially difficult economic conditions that could arise in the future.

About Pacific Mercantile Bancorp

Pacific Mercantile Bancorp is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. The Bank, which is an FDIC insured, California state-chartered bank and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business professionals and individual clients through its combination of traditional banking financial centers and comprehensive, sophisticated electronic banking services.

The Bank operates a total of seven financial centers in Southern California, four of which are located in Orange County, two of which are located in Los Angeles County, one of which is located in San Diego County and the other of which is located in the Inland Empire in San Bernardino County. The four Orange County financial centers are located, respectively, in the cities of Newport Beach, Costa Mesa (which is visible from the 405 and 73 Freeways), La Habra and San Juan Capistrano (which is our South County financial center that is visible from the Interstate 5 Freeway). Our financial center in Los Angeles County is located in the city of Beverly Hills. Our San Diego financial center is located in La Jolla and our Inland Empire financial center is located in the city of Ontario (visible from the Interstate 10 Freeway). In addition to the Bank’s physical locations, it offers comprehensive banking services over its Internet Bank, which is accessible 24/7 worldwide at www.pmbank.com.

Forward-Looking Statements

This news release contains statements regarding our expectations, beliefs, intentions and views about our future financial performance and our business and trends and expectations regarding the markets in which we operate. Those statements, which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, can be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Due to a number of risks and uncertainties to which our business and our markets are subject, our actual financial performance in the future and the future performance of our markets (which can affect both our financial performance and the market prices of our shares) may differ, possibly significantly, from our expectations as set forth in the forward-looking statements contained in this news release.

These risks and uncertainties include, but are not limited to, the following: The risk that the economic recovery will continue to be weak and sluggish, as a result of which we could incur additional credit losses that would adversely affect our results of operations and cause us to incur losses during the remainder of 2010; uncertainties and risks with respect to the effects that our compliance with the FRB Agreement and DFI Order will have on our business and results of operations, including the risk that sales of equity securities by us to raise additional capital could be dilutive of our existing shareholders; the risk of potential future supervisory action against us or the Bank if we are unable to meet the requirements of the FRB Agreement or the DFI Order; the risk that continued weakness in the economy also could lead to reductions in loan demand and, therefore, cause our interest income, net interest income and margins to decline during the remainder of 2010; the possibility that the Federal Reserve Board will keep interest rates low in an effort to stimulate the economy, which could reduce our net interest margins and net interest income and, therefore, adversely affect our operating results; the uncertainties and risks created for our business by the recently enacted Wall Street Financial Reform Act and the prospect that government regulation of banking and other financial services organizations will increase, which could increase our costs of doing business and restrict our ability to take advantage of business and growth opportunities; and the risk that our re-entry in the wholesale mortgage loan business may cause us to incur additional operating expenses and may not prove to be profitable or may even cause us to incur losses.

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Additional information regarding these and other risks and uncertainties to which our business and our operating results and the price performance of our shares, are subject is contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2009, which we filed with the Securities and Exchange Commission on April 1, 2010 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 which we filed with the Securities and Exchange Commission on August 16, 2010. Due to those risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future financial performance based solely on our historical financial performance. We also disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

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